Exhibit 99.1

American Residential Properties, Inc. to Present at the Raymond James 35th Annual
Institutional Investor Conference

SCOTTSDALE, Arizona, March 3, 2014 - American Residential Properties, Inc. (NYSE: ARPI) (the "Company") today announced that Laurie A. Hawkes, President and Chief Operating Officer, and Shant Koumriqian, Chief Financial Officer, are scheduled to make a presentation at the Raymond James 35th Annual Institutional Investor Conference on March 5, 2014 at 11:00am EST, at the JW Marriott Grande Lakes in Orlando, Florida. A copy of the materials to be presented at the conference as well as an audio webcast will be accessible on the Company’s website at www.amresprop.com under the Investor Relations section.

About American Residential Properties, Inc.
American Residential Properties, Inc. is an internally managed real estate company, organized as a REIT for federal income tax purposes, that acquires, owns and manages single-family homes as rental properties in select communities nationwide. The Company’s primary business strategy is to acquire, restore, lease and manage single-family homes as well-maintained investment properties to generate attractive, risk-adjusted returns over the long-term. With a vertically integrated real estate acquisition and management platform incorporating disciplined acquisition criteria, extensive research, seasoned personnel and comprehensive operations, the Company is well-positioned to execute its strategy.
Additional information about American Residential Properties, Inc. can be found on the Company’s website at www.amresprop.com.

INVESTOR CONTACT:	American Residential Properties, Inc.
Shant Koumriqian
Chief Financial Officer
ir@americanresidentialproperties.com
480-474-4800

MEDIA CONTACT:	Financial Profiles, Inc.
Lisa Mueller
lmueller@finprofiles.com
310-622-8231